UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013

MERU NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34659	26-0049840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On June 10, 2013, Meru Networks, Inc. (the “Company”) announced the resignation of Brett White as Chief Financial Officer of the Company, effective June 11, 2013. The Company also announced the appointment of Brian R. McDonald as Chief Financial Officer of the Company, effective June 11, 2013. A copy of the press release relating to Mr. McDonald’s appointment is filed as Exhibit 99.01 to this Current Report on Form 8-K. Mr. McDonald will serve as both the principal financial officer and the principal accounting officer of the Company.

Brian R. McDonald, age 56, served as Vice President and Chief Financial Officer of eASIC, Inc., a privately held company which produces programmable logic semiconductor devices, where he was responsible for all finance, human resources and information technology functions, from August 2011 until June 2013 From June 2004 until March 2011, Mr. McDonald served as Vice President and Chief Financial Officer of Advanced Analogic Technologies, a company engaged in manufacturing and designing analog semiconductor devices, which became publicly held in August 2005. At Advanced Analogic Technologies, Mr. McDonald was responsible for all finance, investor relations, human resources and information technology functions. From August 2002 until June 2004, Mr. McDonald was Vice President and Chief Financial Officer of Monolithic Power Systems, a privately held company engaged in analog power management devices, where he was responsible for all finance, human resources and information technology functions. Prior to 2002, Mr. McDonald held senior financial positions with a variety of other companies, including: Vice President and Chief Financial Officer of publicly held Elantec Semiconductor, Inc.; Vice President and Chief Financial Officer of publicly held Mattson Technology, Inc.; and various senior financial positions at National Semiconductor Corp. He received a B.S. degree in Business Administration from the University of Santa Clara.

In connection with his appointment, the Company and Mr. McDonald executed an employment offer letter (the “Offer Letter”), which provides Mr. McDonald will receive the following:

•	A base salary of $305,000 per year.

•

A target bonus for 2013 equal to the sum of (i) 50% of his base salary ($152,500), prorated for the portion of 2013 that he serves with the Company and (ii) $40,000, under the Company’s 2013 Management Bonus Plan, the terms of which were previously described and filed by the Company with the Securities and Exchange Commission (“SEC”) in a Current Report Form 8-K on January 29, 2013 under Item 5.02 and Exhibit 10.01 to that Current Report on Form 8-K, which are hereby incorporated herein by reference.

•	Eligibility to participate in the Company’s employee benefit plans on the same basis as other executive employees.

•

Stock units representing a total of 120,000 shares of the Company’s common stock (the “Stock Units”), under the terms of the Company’s 2013 New Employee Stock Inducement Plan, described below and attached as Exhibit 10.03 to this Current Report on Form 8-K, and pursuant to the standard form of Notice of Stock Unit Award and Stock Unit Agreement under the 2013 New Employee Stock Inducement Plan (“Stock Unit Agreement”), attached as Exhibit 10.04 to this Current Report on Form 8-K. Subject to Mr. McDonald’s continued employment with the Company, the Stock Units will vest according to the following schedule: 40,000 Stock Units on the first anniversary of the commencement of his employment; 40,000 Stock Units on the second anniversary of the commencement of his employment; and 40,000 Stock Units on the third anniversary of the commencement of his employment.

•

Subject to a 409A savings clause and Mr. McDonald’s execution of a release of claims against the Company, severance and change of control benefits under a Severance and Change of Control Agreement (the “Severance Agreement”), which provides:

•	If Mr. McDonald is terminated by the Company without cause or resigns under certain specified circumstances,

•	severance benefits in the form of salary continuation for the 12 month period following Mr. McDonald’s termination at his annual base salary as in effect as of the date of termination; and

•	the continuation of health insurance benefits for the 12 month period following Mr. McDonald’s termination.

•	If Mr. McDonald is terminated by the Company without cause or resigns under certain specified circumstances within 3 months before or 12 months after a change of control,

•

acceleration of the vesting and exercisability of all of Mr. McDonald’s outstanding equity (including the stock units granted under the Company’s 2013 New Employee Inducement Plan) to the extent such equity vests based solely on services to the Company over time (as opposed to performance-based vesting);

•	severance benefits in the form of salary continuation for the 15 month period following Mr. McDonald’s termination at his annual base salary as in effect as of the date of termination; and

•	the continuation of health insurance benefits for the 15 month period following Mr. McDonald’s termination.

The foregoing is a summary of the Offer Letter, the Severance Agreement and the Stock Unit Agreement does not purport to be complete. The foregoing is qualified in its entirety by reference to the Offer Letter, the Severance Agreement and the Stock Unit Agreement, copies of which are filed as Exhibits 10.01, 10.02 and 10.04, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

The press release relating to Mr. McDonald’s appointment, filed as Exhibit 99.01 to this Current Report on Form 8-K, shall not be incorporated by reference in any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

(b)(c) On June 10, 2013, the Company announced the departure of Phil Simmons, a named executive officer of the Company and the Company’s Senior Vice President of Worldwide Engineering, effective immediately. The Company also announced that Robert Schiff, the Company’s vice president of product management, has assumed acting responsibility for the Company’s engineering operations until a successor to Mr. Simmons is located.

(e)     On June 6, 2013, the Board of Directors (the “Board”) of the Company approved the Company’s 2013 New Employee Stock Inducement Plan (the “Inducement Plan”) and approved the standard form of Stock Unit Agreement under the Inducement Plan. The Inducement Plan was adopted for the purpose of granting employment inducement awards to newly hired employees, as contemplated by NASDAQ Listing Rule 5635(c). The Inducement Plan became effective immediately after approval. In accordance with the exemption provided by NASDAQ Listing Rule 5635(c), the Plan was adopted without shareholder approval.

There are 500,000 shares of common stock authorized for issuance under the Inducement Plan. The Inducement Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee may grant non-statutory stock options, restricted stock awards and stock unit awards (collectively, “Equity Awards”) under the Inducement Plan. Equity Awards will be evidenced by an appropriate award agreement which will describe the terms and conditions of each Equity Award granted under the Inducement Plan. The Committee will, subject to the terms of the Inducement Plan, have all authority to determine the recipients of Equity Awards and the terms and conditions of any such awards, provided that Equity Awards only may be granted to a person or persons being hired as a employee by the Company, its parent, subsidiary or affiliate, or being rehired as an employee by the Company, its parent, subsidiary or an affiliate following a bona fide period of interruption of employment.

Unless terminated sooner by the Board, the Inducement Plan will terminate on the tenth anniversary of the adoption of the Inducement Plan. The Inducement Plan may be amended or terminated by the Board at any time.

The foregoing description of the Inducement Plan is only a summary of the important provisions of the Inducement Plan and does not describe all of the terms and conditions of the Inducement Plan. The description is qualified in its entirety by the reference to the Inducement Plan, which is filed as Exhibit 10.03 and incorporated herein by reference. The standard form of Notice of Stock Unit Award and Stock Unit Agreement is filed as Exhibit 10.04.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.01	Employment offer letter, dated June 6, 2013, between Brian R. McDonald and Meru Networks, Inc.

10.02	Severance and Change of Control Agreement between Meru Networks, Inc. and Brian R. McDonald.

10.03	2013 New Employee Stock Inducement Plan, effective as of June 6, 2013.

10.04	Form of Notice of Stock Unit Award and Stock Unit Agreement under 2013 New Employee Stock Inducement Plan.

99.01	Press release, dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: June 10, 2013	By:	/s/ Bami Bastani

Name: Bami Bastani
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Employment offer letter, dated June 6, 2013, between Brian R. McDonald and Meru Networks, Inc.

10.02	Severance and Change of Control Agreement between Meru Networks, Inc. and Brian R. McDonald.

10.03	2013 New Employee Stock Inducement Plan, effective as of June 6, 2013.

10.04	Form of Notice of Stock Unit Award and Stock Unit Agreement under 2013 New Employee Stock Inducement Plan.

99.01	Press release, dated June 10, 2013.